Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Liberty Media Corporation 2002 Nonemployee Director Incentive Plan (As Amended and Restated Effective August 15, 2007) of Liberty Media Corporation of our report dated February 11, 2010 with respect to the consolidated financial statements of Expedia, Inc. included in Liberty Media Corporation’s Annual Report (Form 10-K) for the year ended December 31, 2009, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

Seattle, Washington
December 9, 2010